Exhibit 99.1

Maxygen, Inc. 411 Borel Avenue Suite 616 San Mateo, CA 94402 650.241.2292 main 650.257.5892 fax www.maxygen.com

Maxygen Reports First Quarter 2013 Financial Results

SAN MATEO, Calif., May 3, 2013 – Maxygen, Inc. (Nasdaq: MAXY), a biopharmaceutical company, today announced financial and business results for the quarter ended March 31, 2013.

First Quarter 2013 Financial Results

Maxygen reported a net loss of $2.1 million, or $0.08 per basic and diluted share, for the first quarter of 2013, compared to a net loss of $2.6 million, or $0.09 per basic and diluted share, for the same period in 2012.

Total operating expenses were $2.2 million in the first quarter of 2013, compared to $2.8 million in the first quarter of 2012. The decrease in operating expenses was primarily attributable to a decrease in salary and related costs resulting from lower headcount, as well as reductions in fees for consulting and other professional services.

At March 31, 2013, Maxygen held approximately $81.1 million in cash, cash equivalents and short-term investments. In addition, Maxygen continues to retain all rights to its MAXY-G34 product candidate, a next-generation pegylated, granulocyte colony stimulating factor.

Business Results

Over the past several years, Maxygen has focused its efforts on maximizing stockholder value through sales, distributions and other arrangements involving various assets. The sale of Maxygen’s interests in Perseid to Astellas in May 2011, the company’s receipt of the final $30.0 million payment from Bayer in May 2012, and the company’s distribution in September 2012 of approximately $100.0 million in cash to stockholders have all been part of this multi-year process.

Since 2009, Maxygen has returned over $250.0 million in cash and property to its stockholders through stock repurchases and distributions of cash and Codexis common stock, and, as of March 31, 2013, the company held cash, cash equivalents and short-term investments totaling $81.1 million.

Maxygen continues to retain all rights to its MAXY-G34 product candidate, a next-generation pegylated granulocyte colony stimulating factor, or G-CSF, for the treatment of chemotherapy-induced neutropenia and acute radiation syndrome, and the company continues to focus on creating value from this program for its stockholders, principally through a sale or other transaction involving the program. Maxygen has no current plans to independently continue the further development of this product candidate, and to date, the company has not been successful in identifying any potential transaction for the

Maxygen, Inc. 411 Borel Avenue Suite 616 San Mateo, CA 94402 650.241.2292 main 650.257.5892 fax www.maxygen.com

MAXY-G34 program. Accordingly, there can be no assurances the company will be successful in identifying and consummating any such transaction in the future or be able to realize any value from this program.

Maxygen also continues to evaluate potential strategic options for the company as a whole, including a merger, reverse merger, sale, liquidation and dissolution or other strategic transaction. Maxygen also expects to evaluate and consider additional distributions to its stockholders of a portion of the company’s cash resources in excess of its limited future operational requirements, amounts the company considers appropriate to pursue its ongoing strategic evaluation and adequate reserves for potential future liabilities. Such distributions may be accomplished through cash dividends, stock repurchases or other mechanisms and may be fully or partially taxable depending on the circumstances of such distribution.

About Maxygen

Maxygen is a biotechnology company that has historically focused on the discovery and development of improved next-generation protein pharmaceuticals for the treatment of disease and serious medical conditions. Maxygen continues to retain all rights to its MAXY-G34 product candidate, a next-generation pegylated, granulocyte colony stimulating factor, or G-CSF, for the treatment of chemotherapy-induced neutropenia and acute radiation syndrome. For more information, please visit our website at www.maxygen.com.

Cautionary Statement Regarding Maxygen Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Maxygen’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors and uncertainties, among others, could cause actual results to differ materially from those described in the forward-looking statements: our ability or plans to identify and consummate a strategic transaction for our MAXY-G34 program or to recommence and/or continue the development of our MAXY-G34 product candidate for any indication; strategic alternatives and transactions with respect to our company and the timing, likelihood and outcome thereof; our implementation, or our failure to implement, any additional distributions of our cash resources to stockholders; our ability to continue operations and our estimates for future performance and financial position of the company; and economic, business, competitive, and/or regulatory factors affecting the business of Maxygen and the markets it serves generally, including those set forth in Maxygen’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form

Maxygen, Inc. 411 Borel Avenue Suite 616 San Mateo, CA 94402 650.241.2292 main 650.257.5892 fax www.maxygen.com

8-K and other SEC filings. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Maxygen expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. Maxygen is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

Maxygen® is a trademark of Maxygen, Inc.

Maxygen, Inc. 411 Borel Avenue Suite 616 San Mateo, CA 94402 650.241.2292 main 650.257.5892 fax www.maxygen.com

Selected Consolidated Financial Information

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2012	2013
	(unaudited)
Revenues:
Technology and license revenue	$6	$3
Operating Expenses:
Research and development	65	2
General and administrative	2,767	2,151

Total operating expenses	2,832	2,153

Loss from operations	(2,826)	(2,150)
Gain on distribution of equity securities	75	23
Interest income and other income (expense), net	179	(4)

Net loss	$(2,572)	$(2,131)

Basic and diluted net loss per share	$(0.09)	$(0.08)
Shares used in basic and diluted net loss	27,232	27,517

Maxygen, Inc. 411 Borel Avenue Suite 616 San Mateo, CA 94402 650.241.2292 main 650.257.5892 fax www.maxygen.com

Consolidated Balance Sheet Data

(in thousands)

	December 31,	March 31,
	2012	2013
	(Note 1)	(Unaudited)
Cash, cash equivalents and short-term investments	$82,780	$81,075
Available-for-sale investment in equity securities	76	61
Prepaid expenses and other assets	365	379

Total assets	$83,221	$81,515

Distribution payable	$1,285	$1,025
Other liabilities	1,749	1,893
Stockholders’ equity	80,187	78,597

Total liabilities and stockholders’ equity	$83,221	$81,515

Note 1: Derived from consolidated audited financial statements as of December 31, 2012.

# # #

Contact:

Adriann Poat

Adriann.poat@maxygen.com

650.241.2303